UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT	OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 25, 2013, the Board of Directors (the “Board”) of CenterPoint Energy, Inc. (“CenterPoint Energy”) appointed Milton Carroll as Executive Chairman of the Board effective as of June 1, 2013 and authorized CenterPoint Energy to provide to Mr. Carroll certain compensation arrangements. The compensation arrangements are summarized in Exhibit 10.1 attached to this report, which summary is incorporated herein by reference.

Mr. Carroll, age 62, has been a director since 1992 and Chairman since September 2002. Mr. Carroll is Chairman and founder of Instrument Products, Inc., an oil-tool manufacturing company in Houston, Texas. He has served as a director of Halliburton Company since 2006, Western Gas Holdings, LLC, general partner of Western Gas Partners, LP, since 2008, LyondellBasell Industries N.V. since July 2010, and LRE GP, LLC, general partner of LRR Energy, L.P., since November 2011. He has served as a director of Healthcare Service Corporation since 1998 and as its chairman since 2002. Mr. Carroll previously served as a director of EGL, Inc. from 2003 to 2007.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

The exhibit listed below is filed pursuant to Item 5.02 of this Form 8-K.

(d)	Exhibits.

10.1	Summary of certain compensation arrangements of Milton Carroll, Executive Chairman of the Board of Directors of CenterPoint Energy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: May 1, 2013	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Summary of certain compensation arrangements of Milton Carroll, Executive Chairman of the Board of Directors of CenterPoint Energy.